                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4




                          NEXTEL COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED DECEMBER 10, 1999
                     TO PROSPECTUS DATED DECEMBER 3, 1999

      The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective amount of 4 3/4% convertible senior notes due 2007.


                                               CONVERTIBLE NOTES                               COMMON STOCK
                                     --------------------------------------       ----------------------------------------
                                     PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
                                      OF CONVERTIBLE        OF CONVERTIBLE        NUMBER OF SHARES         NUMBER OF SHARES
NAME OF SELLING STOCKHOLDER             NOTES OWNED         NOTES OFFERED              OWNED                   OFFERED
                                        -----------         -------------              -----                   -------
Conseco Direct Life                     $  750,000            $  750,000                 0                         0

Palladin Securities LLC                 $1,000,000            $1,000,000                 0                         0